Exhibit 10.1

SERVICES AND SECONDMENT AGREEMENT
DATED AS OF NOVEMBER 2, 2023
BY AND BETWEEN
DIAMONDBACK E&P LLC,
VIPER ENERGY PARTNERS GP LLC,
VIPER ENERGY PARTNERS LLC
AND
VIPER ENERGY PARTNERS LP

3

SERVICES AND SECONDMENT AGREEMENT
This Services and Secondment Agreement (this “Agreement”), is dated as of November 2, 2023, is entered into among Diamondback E&P LLC, a Delaware limited liability company (“Diamondback”), Viper Energy Partners LP, a Delaware limited partnership (the “Partnership”), Viper Energy Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Viper Energy Partners LLC, a Delaware limited liability company (“OpCo”). Diamondback, the General Partner, the Partnership and OpCo are sometimes herein referred to individually as a “Party” and collectively as the “Parties.”
RECITALS:
WHEREAS, the Partnership is a Delaware limited partnership, and OpCo is its operating subsidiary;
WHEREAS, the General Partner is the general partner of the Partnership and, accordingly, pursuant to the terms of the Partnership Agreement (defined herein), conducts, directs, and manages all activities of the Partnership;
WHEREAS, pursuant to the terms of the OpCo LLC Agreement (defined herein), the Partnership is the managing member of OpCo and in such capacity manages the business, property and affairs of OpCo;
WHEREAS, because the Partnership and OpCo have no employees, Diamondback Entities (defined herein), as affiliates of the General Partner, have provided and continue to provide personnel and services to the Partnership and OpCo, including the services of the General Partner’s executive officers and other employees of those affiliates, which officers and other employees are currently employed and compensated by the Diamondback Entities, a portion of which compensation is reimbursed by the Partnership pursuant to the terms of the Partnership Agreement (for which the Partnership is in turn reimbursed by OpCo pursuant to the terms of the OpCo LLC Agreement);
WHEREAS, the General Partner has filed with the Secretary of State of the State of Delaware a Certificate of Conversion pursuant to which, at 12:01 a.m. on November 13, 2023 (the “Effective Time”), the Partnership will convert from a Delaware limited partnership to a Delaware corporation in a statutory conversion (the “Conversion”);
WHEREAS, pursuant to the Conversion, the Partnership will become Viper Energy, Inc. (“Viper Corp”) and Viper Corp will have the same, or substantially the same, assets and liabilities as the Partnership had immediately prior to the Effective Time; and
WHEREAS, the Parties desire to enter into this Agreement to ensure that at and after the Effective Time, the Diamondback Entities will continue to provide personnel and services to Viper Corp (as successor to the Partnership) and OpCo, and be reimbursed therefor, in substantially the same manner as were provided to the Partnership and OpCo before the Effective Time.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the following respective meanings, unless the context clearly requires otherwise:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this Agreement, no Viper Entity shall be deemed to be an Affiliate of any of the Diamondback Entities nor shall any Diamondback Entity be deemed to be an Affiliate of any Viper Entity.
“Agreement” shall mean this Services and Secondment Agreement, together with any and all exhibits attached hereto.
“Bankruptcy” means, with respect to any Person: (a) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under the U.S. Bankruptcy Code (or corresponding provisions of future Laws) or any other insolvency Law, or a Person’s filing an answer consenting to or acquiescing in any such petition; (b) the making by such Person of any assignment for the benefit of its creditors or the admission by a Person of its inability to pay its debts as they mature; or (c) the expiration of 60 days after the filing of an involuntary petition under the U.S. Bankruptcy Code (or corresponding provisions of future Laws) seeking an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other insolvency Law, unless the same shall have been vacated, set aside or stayed within such 60 day period. “Bankrupt” shall have its correlative meaning.
“Benefit Plans” means the following employee benefit plans: deferred compensation, profit sharing, retirement, retiree medical, 401(k), cafeteria, medical, and disability plans and any insurance programs that benefit the Seconded Employees or their dependents, including workers’ compensation insurance, life insurance, accidental death and dismemberment insurance, long-term disability insurance, business travel and accident insurance, and EAP.
“Business” means the business of the Viper Entities.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.
“Diamondback” has the meaning set forth in the introductory paragraph to this Agreement.
“Diamondback Entities” means Diamondback Energy Inc. and all of its direct and indirect Subsidiaries, other than any Viper Entity.

“Diamondback Group” means each Diamondback Entity and its respective members, managers, and subcontractors of every tier, and the respective, officers, directors, employees, agents and representatives of each of them.
“EAP” means Employee Assistance Program.
“Effective Date” has the meaning set forth in the Recitals to this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity that would be treated as a single employer with Diamondback under Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.
“Expense Allocation Percentage” has the meaning set forth in Section 3.3.
“General Partner” has the meaning set forth in the introductory paragraph to this Agreement.
“Governmental Authority” means any federal, state, tribal, or local governmental entity, or any subdivisions thereof, and any of their respective agencies, branches, courts, commissions or other bodies or authorities, having jurisdiction or authority over the Parties or subject matter in question.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement or rule of law of any Governmental Authority.
“Losses” means losses, damages, claims, liabilities, obligations, deficiencies, taxes, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable fees and expenses of counsel, experts and other professionals, as well as the costs of enforcing any right to indemnification hereunder or pursuing any insurance providers.
“OpCo” has the meaning set forth in the introductory paragraph to this Agreement.
“OpCo LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement dated as of May 9, 2018 of OpCo.
“Partnership” has the meaning set forth in the introductory paragraph to this Agreement.
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership dated as of May 9, 2018 of the Partnership.
“Party” has the meaning set forth in the introductory paragraph to this Agreement.
“Period of Secondment” means, with respect to any executive officer, employee, or contractor that is seconded to the Viper Entities under this Agreement, the period during which such executive officer, employee, or contractor is so seconded.
“Person” means an individual or a corporation, firm, limited liability company, partnership, limited partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Seconded Contractors” has the meaning set forth in Section 2.5.

“Seconded Contractor Expenses” has the meaning set forth in Section 3.2(b).
“Seconded Employee Expenses” has the meaning set forth in Section 3.2(a).
“Seconded Employees” has the meaning set forth in Section 2.4.
“Seconded Person Expenses” has the meaning set forth in Section 3.2(b).
“Seconded Persons” means, collectively, the Seconded Employees and the Seconded Contractors.
“Secondment” means each assignment of any Seconded Persons to the Viper Entities from Diamondback in accordance with the terms of this Agreement.
“Secondment Allocation Percentage” has the meaning set forth in Section 3.3.
“Services” has the meaning set forth in Section 2.1.
“Services Reimbursement” has the meaning set forth in Section 3.1.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For purposes of this Agreement, no Viper Entity shall be deemed to be a Subsidiary of any Diamondback Entity.
“Viper Board” means the Board of Directors of Viper Corp.
“Viper Common Stock” means Class A common stock of Viper Corp and Class B common stock of Viper Corp.
“Viper Corp” has the meaning set forth in the Recitals to this Agreement.
“Viper Entities” means, collectively, (i) prior to the Effective Time, the Partnership and OpCo, and (ii) at and after the Effective Time, Viper Corp, OpCo and any of their existing and future Subsidiaries.
“Viper Group” means each Viper Entity and its respective members, managers, and subcontractors of every tier, and the respective officers, directors, employees, agents and representatives of each of them.
“Viper Parties” means Viper Corp (as successor to the Partnership) and OpCo.

1.2    Construction and Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; (d) each use in this Agreement of the masculine, neuter or feminine gender is deemed to include the other genders; (e) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or plural and correlative forms of defined terms have corresponding meanings; (f) all references to “days” are to calendar days; (g) the word “will” will be construed to have the same meaning and effect as the word “shall”; (h) the words “shall” and “will” are mandatory, and “may” is permissive; and (i) all references to “$” and dollars will be deemed to refer to United States currency. Unless the context otherwise requires, references herein: (i) to Articles, Sections, and Exhibits mean the Articles and Sections of, and the Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented or modified from time to time to the extent permitted by the provisions thereof, and, where applicable, the provisions hereof; and (iii) to any Law shall be construed as referring to such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time and, where relevant, references to particular provisions of a Law include a reference to the corresponding provisions of any prior or succeeding Law. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein; provided, however, in the event of any inconsistency between an Exhibit and the terms of this Agreement, the terms of this Agreement shall control. Descriptive headings as to the contents of particular Sections or Articles are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement. The recitals set forth at the beginning of this Agreement are and shall be deemed material and operative provisions of this Agreement and are hereby incorporated and made part of this Agreement with the same force and effect as if fully repeated herein.
ARTICLE 2
INITIAL MATTERS; SECONDMENT AND SERVICES
2.1    Initial Matters.
(a)    For the avoidance of doubt, the Viper Entities remain obligated to reimburse the Diamondback Entities for costs and expenses incurred by the General Partner and its Affiliates on behalf of the Partnership up to the Effective Time (including costs and expenses incurred in connection with the Conversion), and shall so reimburse the Diamondback Entities therefor in the same manner as such costs and expenses had been reimbursed with respect to the periods prior to the Effective Time.
(b)    In addition, in partial consideration for entering into this Agreement and for the cancellation of the general partner interest in the Partnership in the Conversion for no additional Viper Common Stock, the Partnership shall pay to Diamondback before the Conversion $1,020,000, which amount shall be refunded if for any reason the Conversion does not occur.
2.2    Services. At and after the Effective Time, subject to the other terms of this Agreement, Diamondback shall continue to provide, or cause to be provided, to the Viper Entities (a) the Seconded Persons to (i) perform the day-to-day management of the Business, (ii) serve as executive officers of Viper Corp to provide executive management for Viper Corp, and (iii) perform such other services or activities as set forth in Exhibit A and (b) to the extent applicable, such other services or activities as set forth in Exhibit A ((a) and (b) collectively referred to herein as the “Services”).

2.3    Payment of Employee Expenses. Subject to Diamondback’s right to be reimbursed for such expenses in accordance with this Agreement, Diamondback shall pay (or cause to be paid) all expenses incurred by it in connection with the retention of the Seconded Persons, including Seconded Employee compensation, salaries, wages and overhead and administrative expenses, charged to or incurred by Diamondback Entities, and, if applicable, social security taxes, workers compensation insurance, retirement and insurance benefits and other such expenses. Any Seconded Employees retained by the Diamondback Entities may be union or non-union employees, and the Diamondback Entities shall have the sole right to negotiate the terms and provisions of any labor or other agreements with the unions to which such employees belong.
2.4    Provision of Seconded Persons. Diamondback shall provide, or cause to be provided, such suitably qualified and experienced Seconded Persons as Diamondback is able to make available to the Viper Entities, and the Viper Board shall have the right to approve such Seconded Persons.
2.5    Seconded Employees. Diamondback shall second (or cause to be seconded) to the Viper Entities the executive officers and other employees of the Diamondback Entities that provide the Services. Each person who is seconded to the Viper Entities under this Section 2.5 shall, during the applicable Period of Secondment, be referred to herein as a “Seconded Employee.”
2.6    Seconded Contractors. Diamondback shall second (or cause to be seconded) to the Viper Entities any contractors of the Diamondback Entities that provide Services. Each such contractor shall, during the applicable Period of Secondment, be referred to herein as a “Seconded Contractor” and, together with the Seconded Employees, the “Seconded Persons.”
2.7    Matters Relating to Seconded Persons. Each Seconded Employee will remain at all times an employee of the applicable Diamondback Entity. For the avoidance of doubt, the Parties acknowledge that any Seconded Person may, during the Period of Secondment, be called upon to perform services for both the Viper Entities and the Diamondback Entities. The Diamondback Entities retain the right to terminate the Secondment of any Seconded Person for any reason at any time or to discharge any Seconded Employee with respect to their employment with the Diamondback Entities. The Viper Board will also have the right to terminate the Secondment to the Viper Entities of any Seconded Person for any reason at any time, upon prior written notice to Diamondback, but no Viper Party shall have the right to terminate any Seconded Employee’s employment by any Diamondback Entity or a Seconded Contractor’s independent contractor relationship with any Diamondback Entity. Upon the termination of the Secondment of any Seconded Person, such Seconded Person will cease performing Services for the Viper Entities.
2.8    Reporting. In the course and scope of performing any job functions for the Viper Entities, each Seconded Employee will report into the Viper Entities’ management structure, and will be under the direct management, supervision and control of the Viper Entities (and, accordingly, ultimately the Viper Board) with respect to such Seconded Employee’s performance of the Services, with Seconded Contractors remaining at the direction of the respective contractor.
2.9    Supervisors. Those Seconded Employees who serve as supervisors or managers within the Viper Entities and who are called upon to oversee the work of other Seconded Employees providing or to otherwise provide management support on behalf of the Parties are designated by the Viper Entities as supervisors to act on the behalf of the Viper Entities in supervising the Seconded Employees pursuant to Section 2.8. Any such Seconded Employee will be acting on the behalf of the Viper Entities when supervising the work of other Seconded

Employees or when they are otherwise providing management or executive support on behalf of the Viper Entities.
2.10    Workers’ Compensation. Diamondback shall use commercially reasonable efforts to include the Viper Entities as secondary employers or special employers, as applicable, under its workers’ compensation insurance policies covering the Seconded Employees.
2.11    Benefit Plans. No Viper Entity shall be deemed to be a participating employer in any Benefit Plans sponsored by any Diamondback Entity during the Period of Secondment. Subject to the Viper Parties’ reimbursement obligations hereunder, Diamondback (or another Diamondback Entity) shall remain solely responsible for all obligations and liabilities arising under the express terms of the Benefit Plans, and the Seconded Employees will be covered under the Benefit Plans subject to and in accordance with their respective terms and conditions, as they may be amended from time to time. Diamondback and its ERISA Affiliates may amend or terminate any Benefit Plans in whole or in part at any time in their sole discretion (subject to the applicable provisions of any collective bargaining agreement covering Seconded Employees, if any). During the Period of Secondment, no Viper Entity shall assume any Benefit Plans or have any obligations, liabilities or rights arising under the express terms of the Benefit Plans, in each case except for cost reimbursement pursuant to this Agreement.
2.12    Executive Officers. Diamondback shall promptly notify the Viper Board of any material change to such Seconded Employee’s compensation for the current year to the extent that such material change would reasonably be expected to materially affect the total amount of such Seconded Employee’s compensation that would be allocated to the Viper Parties under Article 3.
ARTICLE 3
REIMBURSEMENT
3.1    Overall Effect. The Parties intend that under this Article 3 the Diamondback Entities shall be reimbursed for the costs and expenses incurred by them in providing the Seconded Persons and the Services in the same manner as such reimbursement was made prior to the Effective Time.
3.2    Services Reimbursement. The Viper Parties shall reimburse Diamondback for all reimbursable expenses under Section 3.3 incurred by the Diamondback Entities with respect to Seconded Persons (including, where applicable, former Seconded Persons), in connection with the performance of the Services during the preceding period, as well as any other costs or expenses incurred by the Diamondback Entities in connection with the performance of the Services during such period (collectively, the “Services Reimbursement”). The Services Reimbursement shall be made on a monthly basis.
3.3    Costs to be Reimbursed.
(a) The Services Reimbursement with respect to Seconded Employees for each period during the Period of Secondment shall include all reasonable costs and expenses (including administrative costs) incurred for such period by Diamondback Entities for the Seconded Employees (including, where applicable, former Seconded Employees), including the following costs and expenses:
(i)    salary, wages and cash bonuses (including payroll and withholding taxes associated therewith);

(ii)    amounts paid with respect to any Seconded Employee’s paid time off and/or paid leave of absence;
(iii)    contributions made by any Diamondback Entity towards any Benefit Plans;
(iv)    the value of equity-related compensation granted to Seconded Employees during the Period of Secondment;
(v)    any other employee benefit or compensation arrangement customarily provided to all employees by Diamondback Entities for which any Diamondback Entity incurs costs with respect to Seconded Employees; and
(vi)    business travel expenses and other business expenses reimbursed in the normal course by any Diamondback Entity, such as subscriptions to business- related periodicals and dues to professional business organizations.
The costs and expenses described in this Section 3.3(a) are referred to as “Seconded Employee Expenses.” Where it is not reasonably practicable to determine the amount of any such cost or expense, Diamondback shall determine in good faith a reasonable method of determining or estimating such cost or expense, and shall provide to the Viper Board the details of such method as well as the amount determined or estimated thereby. If the actual amount of any cost or expense, once known, varies from the estimate used for billing purposes hereunder, the difference, once determined, shall be reflected as either a credit or additional charge in the next monthly invoice issued by Diamondback hereunder. Notwithstanding the foregoing, the Parties agree that to determine the value of a Second Employee’s non-wage benefits described in subsections (iii) and (v) of this Section 3.3(a), Diamondback will apply in good faith a percentage benefit load based on the value of employee benefits provided to all employees of the Diamondback Entities.
(b)    The Services Reimbursement with respect to any Seconded Contractor for each period during the Period of Secondment for such Seconded Contractor shall include, on a pass-through basis, all costs and expenses attributable to the performance of the Services incurred for such period by Diamondback Entities with respect to such Seconded Contractor. The costs and expenses described in this Section 3.3(b) are referred to as “Seconded Contractor Expenses,” and together with the Seconded Employee Expenses, the “Seconded Person Expenses.”
(c)    With respect to each Seconded Person who performs services for both the Diamondback Entities and the Viper Entities, Diamondback will determine, reasonably and in good faith, the percentage of such Seconded Person’s time spent providing services to the Viper Entities (the “Secondment Allocation Percentage”) and shall provide details of such determination to the Viper Board. For each month during the Period of Secondment, the amount of the Services Reimbursement payable by the Viper Parties with respect to each such Seconded Person shall be calculated by Diamondback by multiplying the Seconded Person Expenses for such Seconded Person times the Secondment Allocation Percentage for such Seconded Person; provided, however, that travel expenses and other expenses incurred with respect to and/or reimbursable to a Seconded Person shall be paid by the Party for whom the Seconded Person was working at the time such expenses were incurred, except that expenses related to activities that Diamondback determines, in good faith, benefit both the Viper Entities and Diamondback Entities (e.g. some types of training) shall be allocated using the applicable Secondment Allocation Percentage.

(d)    The Viper Parties and Diamondback acknowledge and agree that Diamondback Entities shall be responsible for paying the Seconded Employee Expenses (or providing the employee benefits with respect thereto, as applicable) to or for the Seconded Employees and that the Diamondback Entities may be responsible for paying the Seconded Contractor Expenses to the respective contractor, but that the Viper Parties shall be responsible for reimbursing the Diamondback Entities for the Seconded Person Expenses (as part of the Services Reimbursement) to the extent provided under this Section 3.3.
(e)    The Services Reimbursement shall also include reimbursement of all other direct and indirect expenses incurred, or payments made, by the Diamondback Entities in providing the Services, including all expenses allocable to the Viper Parties or otherwise incurred by the Diamondback Entities in connection with providing the Services. With respect to any costs or expenses incurred by Diamondback Entities that are for the benefit of both Diamondback Entities and the Viper Entities (e.g., information technology services or use of office space), Diamondback will determine, reasonably and in good faith, the percentage of such cost or expense that is properly allocable to the Viper Entities (the “Expense Allocation Percentage”) and shall provide details of such determination to the Viper Board. For each month, the amount of the Services Reimbursement payable by the Viper Parties with respect to each such cost or expense shall be calculated by multiplying the amount of such cost or expense times the Expense Allocation Percentage therefor.
(f)    Diamondback will use commercially reasonable efforts to document the basis for each Service Allocation Percentage and Expense Allocation Percentage and shall provide such documentation to the Viper Board upon the Viper Board’s reasonable request.
3.4    Audit.
(a)    Subject to the other provisions of this Section 3.4, Viper Corp, upon 30 days’ written notice to Diamondback, shall have the right during normal business hours to audit or examine at its own expense (i) the books and records of Diamondback and its Affiliates to the extent they relate to the Services and (ii) the relevant books of account of Diamondback’s contractors to the extent they relate to amounts billed to the Viper Parties under this Agreement.
(b)    Subject to the other provisions of this Section 3.4, Viper Corp, upon 60 days’ written notice to Diamondback, may engage a third party auditor to audit or examine (after such third party auditor agrees to reasonable confidentiality restrictions with Diamondback) at its own expense the books and records of Diamondback and its Affiliates to the extent they relate to the Services.
(c)    Audits under this Section 3.4 shall not be commenced more often than once each calendar year, and any such audit shall not take place during the first quarter of any calendar year. Viper Corp shall have up until two years after the close of a calendar year in which to request an audit relating to such calendar year. In the absence of a claim for adjustment within the two year audit period, the bills and statements rendered for the calendar year prior to such two year audit period shall be conclusively established as correct. Diamondback agrees to (and to cause its Affiliates to) reasonably cooperate with Viper Corp and any auditors, make records available as reasonably required by such auditors, and make copies as reasonably requested by such auditors.

ARTICLE 4
BUDGETS
4.1    Budgeting.
(a)    Prior to the end of each calendar year, Diamondback shall deliver a draft of the estimated annual budget for Services (which shall include specific line items for proposed compensation for each Seconded Person who would likely constitute a “named executive officer” under SEC rules for such year) for the following calendar year to the Viper Board. Within 60 days following the beginning of each calendar year, Diamondback shall deliver a revised draft of such budget for such calendar year to the Viper Board. The Viper Board shall review the draft budget and the proposed budget Diamondback will consider any comments or modifications proposed by the Viper Board.
(b)    Diamondback will use commercially reasonable efforts to keep the costs and expenses incurred in connection with the provision of Services that are to be reimbursed under Article 3 within the budget approved (or deemed approved) by the Viper Board under this Section 4.1. To the extent that the Viper Entities acquire additional assets or businesses in any year that would, in the reasonable good faith determination of Diamondback, increase the costs associated with Services in such year, Diamondback will give reasonably prompt notice thereof to the Viper Board. In addition, Diamondback will give reasonably prompt notice to the Viper Board if Diamondback determines that the costs expected to be incurred in any year are expected to exceed the budget approved (or deemed approved) by the Viper Board under this Section 4.1 for such year.
ARTICLE 5
TERM AND TERMINATION
5.1    Term.
(a)    Subject to the other provisions of this Article 5, the term of this Agreement will commence on the Effective Date and will continue for an initial period ending on December 31, 2028 (the “Initial Term”). Upon the expiration of the Initial Term, the term of this Agreement shall automatically extend for successive two-year extension terms, unless either Party provides at least 12 months’ prior written notice to the other Party prior to the expiration of the Initial Term or any extension term that the Party wishes for this Agreement to expire at the end of the Initial Term or the then-current extension term, as applicable. Upon proper notice by a Party to the other Party, in accordance with this Article 5, that the Party wishes for this Agreement to expire on the expiration of the applicable period, this Agreement shall not automatically extend, but shall instead expire upon the expiration of the applicable period and only those provisions that, by their terms, expressly survive this Agreement shall so survive.
(b)    Notwithstanding anything to the contrary in this Agreement, Section 7.1 shall survive for one year past the termination date of this Agreement and Section 7.2 shall survive any termination of this Agreement and shall remain in effect until such time as the Diamondback Group is no longer required to consolidate or otherwise include the financial information of the Viper Group in its financial statements.

5.2    Termination. Notwithstanding Section 5.1(a):
(a)    Viper Corp may terminate this Agreement on 12 months’ notice to Diamondback at any time if at such time the Diamondback Group owns less than 25% of the combined voting power of all outstanding Viper Common Stock;
(b)    Diamondback may terminate this Agreement on 12 months’ notice to Viper Corp if any Viper Party defaults in the performance of any material term, condition, or obligation contained in this Agreement (including specifically the obligation to pay any amount to or for the benefit of any Diamondback Entity), as reasonably determined by Diamondback, and the Viper Parties shall have failed to correct such default in a manner reasonably acceptable to Diamondback within 60 days after receipt of written notice of such default from Diamondback; and
(c)    Viper Corp may terminate this Agreement on 12 months’ notice to Diamondback if:
(i)    Diamondback becomes Bankrupt;
(ii)    Any execution or attachment is issued against Diamondback pursuant to which all or a substantial part of the assets of Diamondback are seized or otherwise taken by a creditor or by any custodian, receiver, trustee, or other legal authority; or
(iii)    Diamondback defaults in the performance of any material term, condition, or obligation contained in this Agreement, as reasonably determined by the Viper Board, and Diamondback shall have failed to correct or failed to diligently pursue correction of such default in a manner reasonably acceptable to the Viper Board within 60 days after receipt of written notice of such default from Viper Corp.
5.3    Effect of Termination. Termination of this Agreement shall not relieve any Party from any obligation accruing or accrued under this Agreement prior to the termination date (including any indemnity obligations set forth herein and any obligations, promises, or covenants set forth herein that are expressly made to extend beyond the term of this Agreement, which provisions shall survive the expiration or termination of this Agreement). Upon termination of this Agreement, the Parties will retain all other rights and remedies available at law or in equity.
ARTICLE 6
LIABILITY OF THE PARTIES
6.1    Standard of Care. All Services provided hereunder shall be provided in a good and workmanlike manner, consistent with the Diamondback Entities’ internal standards and in compliance with all applicable Laws; provided, however, that no Diamondback Entity shall have any liability hereunder for losses sustained or liabilities incurred in the provision of Services except to the extent resulting or arising from a Diamondback Entity’s gross negligence or willful misconduct. For the purposes of the foregoing, no act or omission of any Seconded Person in the provision of Services that constitutes gross negligence or willful misconduct shall be attributed to, or be deemed to constitute the gross negligence or willful misconduct of, any Diamondback Entity except to the extent such Diamondback Entity instructed such Seconded Person to take such act or make such omission.

6.2    Independent Contractor Relationship; No Joint Venture or Partnership. With respect to any performance of the Services by a Diamondback Entity, each such Diamondback Entity is an independent contractor, with the authority to control, oversee, and direct the performance of the details of such Services. This Agreement is not intended to create, and shall not be construed as creating, a joint venture, partnership, agency, or other association under the laws of any State.
6.3    Limitation of Liability; Indemnification.
(a)    Notwithstanding (i) anything in this Agreement to the contrary (other than the express provisions of this Section 6.3) or (ii) Diamondback’s agreement to perform, or to cause to be performed, the Services in accordance with the provisions hereof, each Viper Party acknowledges that performance by any of the Diamondback Entities or any other Person of Services pursuant to this Agreement will not subject such Diamondback Entity, its respective directors, officers, employees, attorneys, accountants, consultants, trustees, affiliates, financial advisors and other representatives (each, an “Indemnified Party”) to any Losses whatsoever except for Losses arising as a result of the gross negligence or willful misconduct on the part of such Indemnified Party in connection with the provision of Services; provided that if any of such Losses are covered by any insurance policy of the Viper Entities, the aggregate liability of such Indemnified Party with respect to such Losses will be reduced by the amount recovered by the Viper Entities under such policy in respect of such Losses; provided further that neither this Section 4.4 nor anything else in this Agreement shall serve to limit any liability of any individual for that individual’s personal gross negligence, willful misconduct or fraudulent conduct or limit any remedy any Viper Entity may have against any individual for that individual’s personal gross negligence or willful misconduct.
(b)    TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, DIAMONDBACK SHALL INDEMNIFY THE VIPER GROUP FROM AND AGAINST ANY AND ALL LOSSES INCURRED BY THE VIPER GROUP TO THE EXTENT ARISING OUT OF OR IN CONNECTION WITH, ATTRIBUTABLE TO, OR INCIDENTAL TO, ANY ACT OR OMISSION OF ANY DIAMONDBACK ENTITY IN PERFORMANCE OF THE SERVICES THAT CONSTITUTES THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH DIAMONDBACK ENTITY.

(c)    TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, THE VIPER PARTIES (THEMSELVES AND ON BEHALF OF THE OTHER VIPER ENTITIES) HEREBY RELEASE THE DIAMONDBACK GROUP FROM, AND SHALL INDEMNIFY THE DIAMONDBACK GROUP FROM AND AGAINST, ANY AND ALL LOSSES INCURRED BY THE DIAMONDBACK GROUP OR THE VIPER GROUP ARISING OUT OF OR IN CONNECTION WITH, ATTRIBUTABLE TO, OR INCIDENTAL TO, THE PROVISION OF SERVICES, REGARDLESS IN EACH INSTANCE OF HOW CAUSED, EXCEPT TO THE EXTENT THAT DIAMONDBACK IS REQUIRED TO INDEMNIFY THE VIPER GROUP FROM AND AGAINST SUCH LOSSES UNDER SECTION 6.3(B). TO THE EXTENT THAT A SECONDED EMPLOYEE IS SUBJECT TO LIABILITY OF ANY KIND OR CHARACTER AS A RESULT OF PROVIDING SERVICES (INCLUDING AS AN OFFICER OF VIPER CORP), THE VIPER PARTIES SHALL BE THE INDEMNITOR OF FIRST RESORT WITH RESPECT TO SUCH LIABILITY.
(d)    OTHER THAN AS SET FORTH IN SECTION 6.1, DIAMONDBACK DISCLAIMS (AND THE VIPER PARTIES HEREBY AGREE THAT THEY ARE NOT RELYING UPON) ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO SERVICES RENDERED OR PRODUCTS PROCURED FOR ANY VIPER ENTITY OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER ANY DIAMONDBACK ENTITY OR VIPER ENTITY KNOWS, HAS

REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.

(e)    DIAMONDBACK MAKES NO EXPRESS OR IMPLIED WARRANTY, GUARANTY, OR REPRESENTATION (INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, SUITABILITY, OR MERCHANTABILITY) REGARDING ANY EQUIPMENT, MATERIALS, SUPPLIES, OR SERVICES ACQUIRED FROM VENDORS, SUPPLIERS, OR SUBCONTRACTORS. THE VIPER PARTIES’ EXCLUSIVE REMEDY WITH RESPECT TO EQUIPMENT, MATERIALS, SUPPLIES, OR SERVICES OBTAINED BY A DIAMONDBACK ENTITY OR FROM VENDORS, SUPPLIERS, OR SUBCONTRACTORS, WHETHER BY AND THROUGH SUCH DIAMONDBACK ENTITY OR ON BEHALF OF A VIPER ENTITY, WILL BE THOSE UNDER THE VENDOR, SUPPLIER, OR SUBCONTRACTOR WARRANTIES, IF ANY, AND DIAMONDBACK’S ONLY OBLIGATION ARISING OUT OF OR IN CONNECTION WITH ANY SUCH WARRANTY OR ANY BREACH THEREOF WILL BE TO USE DILIGENT EFFORTS TO ENFORCE SUCH WARRANTY ON BEHALF OF THE APPLICABLE VIPER ENTITY, AND NO VIPER ENTITY SHALL HAVE ANY OTHER REMEDY AGAINST THE DIAMONDBACK GROUP WITH RESPECT TO EQUIPMENT, MATERIALS, SUPPLIES, OR SERVICES OBTAINED BY ANY DIAMONDBACK ENTITY FROM ITS VENDORS, SUPPLIERS, AND SUBCONTRACTORS.
(f)    THE PROVISIONS OF THIS SECTION 6.3 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT WITH RESPECT TO ANY INDEMNIFICATION OBLIGATION THAT ARISES FROM SERVICES PROVIDED HEREUNDER OR THE ACTIONS OR OMISSIONS OF THE PARTIES OCCURRING (IN ANY CASE) DURING THE TERM OF THIS AGREEMENT.
(g)    THE RELEASE, INDEMNITY, AND WAIVER PROVISIONS PROVIDED FOR IN THIS SECTION 4.4 HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY OR PERSON. EACH PARTY ACKNOWLEDGES THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE. THIS CONSPICUOUS NOTICE IS NOT INTENDED TO PROVIDE OR ALTER THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER.
(h)    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY NOR ANY MEMBER OF ITS GROUP SHALL BE LIABLE OR RESPONSIBLE TO ANY OTHER PARTY OR ANY MEMBER OF ITS GROUP FOR, AND EACH PARTY EXPRESSLY WAIVES, ANY SPECIAL, INDIRECT, CONSEQUENTIAL (EXCEPT TO THE EXTENT CONSTITUTING DIRECT DAMAGES), EXEMPLARY, OR PUNITIVE DAMAGES OF ANY TYPE, OR, TO THE EXTENT CONSTITUTING ONE OF THE FOREGOING TYPES OF DAMAGES, FOR LOSS OF PROFITS, REVENUES, OR BUSINESS OPPORTUNITY INCURRED BY SUCH PARTY OR ANY MEMBER OF ITS GROUP THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIM ARISES UNDER OR RESULTS FROM CONTRACT, TORT, OR STRICT LIABILITY; EXCEPT THAT EACH PARTY EXPRESSLY ACKNOWLEDGES THAT A PARTY MAY BE LIABLE FOR ANY SUCH DAMAGES (BUT NOT PUNITIVE DAMAGES) IN THE EVENT THAT THE OTHER PARTY’S GROUP IS ENTITLED TO INDEMNIFICATION FROM SUCH PARTY AS TO ANY SUCH DAMAGES OWED TO A THIRD PARTY THAT ARISE OUT OF OR ARE ATTRIBUTABLE TO CLAIMS BY SUCH THIRD PARTY.

ARTICLE 7
CONFIDENTIALITY AND FINANCIAL INFORMATION
7.1    Confidentiality. Each Party acknowledges that it may receive information from or regarding one or more of the other Parties that constitutes confidential information. Each Party shall hold in strict confidence any such information it receives regarding any other Party, whether written, visual or oral (“Confidential Information”), and may not disclose any Confidential Information regarding any other Party to any Person, except for the following disclosures (and must notify the applicable other Party promptly of any request for such information before disclosing it, if allowed under Law):
(a)    by a Party to its Affiliates or their respective employees, contractors or advisors (collectively, “Information Recipients”), subject to that Party taking customary precautions to ensure such information is kept confidential and to the extent such Information Recipients have a reasonable need to receive such Confidential Information and such disclosure is not prohibited by any Law, statute or regulation;
(b)    compelled by Law (but such Party must notify the applicable other Party promptly of any request for that information, before disclosing it, if practicable and only to the extent such notification is not prohibited by applicable Law); or
(c)    of information: (i) which is or becomes part of the public domain through no fault of or breach of this Agreement by such Party; (ii) which such Party can demonstrate by reasonably convincing written records then in existence was in its possession or that of its Information Recipient at the time of disclosure under or in connection with this Agreement and was not received directly or indirectly from any other Party under a then existing requirement of confidentiality; (iii) developed for such Party by its employees or contractors or those of its Affiliates, which employees or contractors do not have access to Confidential Information; or (iv) received by such Party or its Affiliates from a third party without obligation of confidentiality or restriction on use, provided that such Party, after reasonable inquiry, has no reason to believe that the third party obtained the information directly or indirectly under a then-existing requirement of confidentiality;
Any breach by a Party’s Information Recipients of any of such Party’s obligations pursuant to this Section 7.1 shall be, and be deemed to be, a breach thereof by such Party. Each Party acknowledges that any breach of the provisions of this Section 7.1 may cause irreparable injury to the applicable other Party for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Party agrees that the provisions of this Section 7.1 may be enforced, in addition to other available remedies, whether at law or equity, or by temporary or permanent injunction. The terms of this Section 7.1 shall remain in full force and effect for a period of one year from the date this Agreement is terminated, for whatever reason.
7.2    Financial Information.
(a)    So long as any of the Diamondback Group is required to consolidate any of the Viper Group into its financial statements, or otherwise include the Viper Group’s information in its financial statements, the Viper Group shall timely prepare and deliver, or cause to be timely prepared and delivered, to Diamondback all financial statements, notes thereto, and other additional financial information as may be required in order for the Diamondback Group to comply with any reporting requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934 or any rules or regulations promulgated under any of them, as well as with any requirements of any national securities exchange or automated quotation system. Viper shall also promptly deliver to Diamondback any other reports, accounting and tax information, financial data, forecasts, studies, budgets, and other information concerning the Viper Group as Diamondback may reasonably request.
(b)    From time to time upon Diamondback’s reasonable request in connection with a securities offering or otherwise, Viper shall use commercially reasonable efforts to cause (i) its counsel to furnish opinions of counsel for Viper in customary form and covering matters customarily covered in opinions of issuers’ counsel and (ii) its independent public accountants to furnish “cold comfort” letters in customary form and covering matters customarily covered in accountants’ letters delivered to underwriters.
ARTICLE 8
GENERAL PROVISIONS
8.1    Entire Agreement. This Agreement constitutes and expresses the entire agreement between the Parties with respect to the subject matter hereof. All previous discussions, promises, representations and understandings relative thereto are hereby merged in and superseded by this Agreement.
8.2    Choice of Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflict of laws. IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED WITHIN MIDLAND COUNTY, TEXAS, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT.
8.3    Amendment. Any actions or agreement by the Parties to amend, modify or supplement this Agreement, in whole or in part, shall be binding upon the Parties, so long as such modification shall be in writing and shall be executed by all Parties with the same formality with which this Agreement was executed.
8.4    Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
8.5    Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

8.6    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The successors and permitted assigns hereunder shall include any permitted assignee under Section 6.10 as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).
8.7    Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Diamondback Entities and the Viper Entities and their respective successors and permitted assigns and shall not confer upon any third party any remedy, claim, liability, reimbursement or other right. In furtherance but not in limitation of the foregoing: (i) nothing in this Agreement shall be deemed to provide any Seconded Employee or Seconded Contractor with a right to continued Secondment or employment; and (ii) nothing in this Agreement shall be deemed to constitute an amendment to any Benefit Plans or limit in any way the right of Diamondback and/or its ERISA Affiliates to amend, modify or terminate, in whole or in part, any Benefit Plans which may be in effect from time to time.
8.8    Notices. All notices, statements, invoices, reports or other items expressly provided for or required to be given under the terms of this Agreement shall be given in writing addressed to the applicable Party at the address or electronic address stated below, or such other address or electronic address as such Party may from time to time designate in writing addressed to the other Parties.

if to Diamondback:
Diamondback Energy, Inc.
500 West Texas, Suite 100
Midland, Texas 79701
Attention: Kaes Van’t Hof, President and Chief Financial Officer
email: kvanthof@diamonbackenergy.com
With a copy to (which shall not constitute notice):
500 West Texas, Suite 100
Midland, Texas 79701
Attention: Matt Zmigrosky, Executive Vice President, Chief Legal and Administrative Officer and Secretary
Email: mzmigrosky@diamondbackenergy.com
if to a Viper Party:
Viper Energy, Inc.
500 West Texas, Suite 100
Midland, Texas 79701
Attention: Chairman of Audit Committee
With a copy to (which shall not constitute notice):
Viper Energy, Inc.
500 West Texas, Suite 100
Midland, Texas 79701
Attention: General Counsel

Notices shall be deemed to have been given (a) upon actual receipt, (b) if by electronic mail, upon acknowledgment or receipt via a return electronic mail from the recipient, or (c) if earlier, and whether or not actually received, (i) one Business Day after deposit with a recognized overnight courier service (such as Federal Express, UPS or DHL) for next Business Day delivery, with charges prepaid by or billed to the sender, or (ii) three Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid by the sender.
8.9    Relationship of the Parties. Nothing in this Agreement will constitute the Viper Entities or the Diamondback Entities as members of any partnership, joint venture, association, syndicate or other entity.
8.10    Assignment. No Party will, without the prior written consent of the other Parties (which consent shall not be unreasonably withheld), assign, mortgage, pledge or otherwise convey this Agreement or any of its rights or duties hereunder; provided, however, that any Party may assign or convey this Agreement without the prior written consent of any other Party to an Affiliate. Collateral assignment of this Agreement shall be an assignment for all purposes, requiring the consent of the other Parties. Diamondback hereby consents to the collateral assignment of this Agreement for the benefit of the lenders under OpCo’s revolving credit facility.
8.11    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall constitute one and the same Agreement. Each Party may execute this Agreement by signing any such counterpart.
8.12    Time of the Essence. Time is of the essence in the performance of this Agreement.
(Signature pages follow)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their authorized representatives as of the date first above written.

DIAMONDBACK E&P LLC

By:	/s/ Travis D. Stice
Name:	Travis D. Stice
Title:	Chief Executive Officer

VIPER ENERGY PARTNERS GP LLC

By:	/s/ M. Kaes Van’t Hof
Name:	M. Kaes Van’t Hof
Title:	President

VIPER ENERGY PARTNERS LP
By: Viper Energy Partners GP LLC, its general partner

By:	/s/ M. Kaes Van’t Hof
Name:	M. Kaes Van’t Hof
Title:	President

VIPER ENERGY PARTNERS LLC
By: Viper Energy Partners LP, its managing member
By: Viper Energy Partners GP LLC, its general partner

By:	/s/ M. Kaes Van’t Hof
Name:	M. Kaes Van’t Hof
Title:	President

Signature Page to Services and Secondment Agreement

Exhibit A
The Services
General and administrative materials and services, including office space
Services relating to Viper Corp’s status as a public company and reporting, compliance, investor relations, capital markets, and other matters relating thereto
Geological, geophysical and reserve engineering services
Lease and land administration services
Accounting services
Tax
Information systems services
Legal and compliance services
Insurance services
Management and supervision of outside professionals, including accountants and attorneys

A-1